Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-292128) of our report dated February 24, 2026 with respect to the consolidated financial statements of Jiuizi Holdings, Inc., which appears in this Form 20-F for the year ended October 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ Audit Alliance LLP

Singapore

February 24, 2026